Exhibit 23.2 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Employee Stock Purchase Plan and 2025 Equity Incentive Plan of Wealthfront Corporation of our report dated April 24, 2026, with respect to the consolidated financial statements of Wealthfront Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2026, filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP San Francisco, California April 24, 2026